Exhibit 3.1
1

DOORLOPENDE TEKST van de statuten van Atai Beckley N.V., statutair gevestigd te Amsterdam, na partiële statutenwijziging bij akte op 5 november 2025 verleden voor een waarnemer van Paul Cornelis Simon van der Bijl, notaris te Amsterdam.

Handelsregister nummer 80299776.

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STATUTEN

definities en interpretatie

Artikel 1
1.1
In deze statuten gelden de volgende definities:

Algemene Vergadering	De algemene vergadering van de Vennootschap.
Artikel	Een artikel van deze statuten.
Bestuur	Het bestuur van de Vennootschap.
Bestuurder	Een lid van het Bestuur.
Bestuursreglement	Het reglement van het Bestuur, zoals vastgesteld door het Bestuur.
BW	Het Burgerlijk Wetboek.
CEO	De chief executive officer van de Vennootschap.
Dochtermaatschappij	Een dochtermaatschappij van de Vennootschap zoals bedoeld in artikel 2:24a BW.
Gevrijwaarde Functionaris	Een huidige of voormalige Bestuurder of een zodanige andere huidige of voormalige functionaris of werknemer van de Vennootschap of haar Groepsmaatschappijen als aangewezen door het Bestuur.
Groepsmaatschappij	Een rechtspersoon of vennootschap die organisatorisch verbonden is met de Vennootschap in een economische eenheid zoals bedoeld in artikel 2:24b BW.
Niet Uitvoerende Bestuurder	Een niet uitvoerende Bestuurder.
Registratiedatum	De dag van registratie voor een Algemene Vergadering zoals bij wet bepaald.
Uitvoerende Bestuurder	Een uitvoerende Bestuurder.
Vennootschap	De vennootschap waarop deze statuten betrekking hebben.
Vergadergerechtigde	Een aandeelhouder, een vruchtgebruiker of pandhouder met stemrecht of een houder van met medewerking van

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Exhibit 3.1
2

de Vennootschap uitgegeven certificaten van gewone aandelen.
Vergaderrecht

Met betrekking tot de Vennootschap, de rechten die de wet toekent aan houders van met medewerking van een vennootschap uitgegeven certificaten van aandelen, waaronder begrepen het recht om een Algemene Vergadering bij te wonen en daarin het woord te voeren.

Volstrekte Meerderheid	Meer dan de helft van de uitgebrachte stemmen.
Vice-Voorzitter	De vice-voorzitter van het Bestuur.
Voorzitter	De voorzitter van het Bestuur.
1.2
Tenzij de context anders vereist, zijn verwijzingen naar "gewone aandelen" of "aandeelhouders" naar gewone aandelen in het kapitaal van de Vennootschap respectievelijk de houders daarvan.
1.3
Verwijzingen naar wettelijke bepalingen zijn naar die bepalingen zoals ze van tijd tot tijd zullen gelden.
1.4
Begrippen die in het enkelvoud zijn gedefinieerd hebben een overeenkomstige betekenis in het meervoud.
1.5
Woorden die een geslacht aanduiden omvatten ieder ander geslacht.
1.6
Tenzij de wet anders vereist, omvat het begrip "schriftelijk" het gebruik van elektronische communicatiemiddelen.

naam en zetel

Artikel 2
2.1
De Vennootschap is genaamd Atai Beckley N.V.
2.2
De Vennootschap heeft haar statutaire zetel te Amsterdam.

doelomschrijving

Artikel 3

De Vennootschap heeft ten doel:

a.
het wereldwijd opbouwen van biotechbedrijven door gebruik te maken van een gedecentraliseerd, technologie- en datagestuurd platformmodel om miljoenen mensen die lijden aan psychische aandoeningen van dienst te zijn;
b.
het verwerven en efficiënt ontwikkelen van innovatieve behandelingen die tegemoetkomen aan significante onvervulde medische behoeften en die leiden tot paradigmaverschuivingen op het gebied van geestelijke gezondheid;
c.
het oprichten van, het deelnemen in, het financieren van, het zich op andere wijze interesseren bij en het voeren van bestuur van of toezicht over andere rechtspersonen, vennootschappen en ondernemingen;
d.
het verkrijgen, het beheren, het beleggen, het exploiteren, het bezwaren en het vervreemden van vermogensbestanddelen;
e.
het geven van garanties, het stellen van zekerheden, het zich op andere wijze sterk maken

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Exhibit 3.1
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en het zich hoofdelijk of anderszins verbinden voor verplichtingen van Groepsmaatschappijen of derden; en
f.
het verrichten van al hetgeen met voornoemde doelen in de ruimste zin verband houdt of daartoe bevorderlijk kan zijn.

AANDELEN – MAATSCHAPPELIJK KAPITAAL EN CERTIFICATEN

Artikel 4
4.1
Het maatschappelijk kapitaal van de Vennootschap bedraagt vijfenzeventig miljoen euro (EUR 75.000.000).
4.2
Het maatschappelijk kapitaal is verdeeld in zevenhonderdvijftig miljoen (750.000.000) gewone aandelen, elk met een nominaal bedrag van tien eurocent (EUR 0,10).
4.3
Het Bestuur kan besluiten om een of meer gewone aandelen te splitsen in een zodanig aantal onderaandelen als bepaald door het Bestuur. Tenzij anders aangegeven, vinden de bepalingen van deze statuten over gewone aandelen en aandeelhouders overeenkomstige toepassing op onderaandelen respectievelijk de houders daarvan.
4.4
De Vennootschap mag haar medewerking verlenen aan een uitgifte van certificaten van gewone aandelen in haar kapitaal.

aandelen – vorm en aandeelhoudersregister

Artikel 5
5.1
Alle gewone aandelen luiden op naam. De Vennootschap mag aandeelbewijzen afgeven voor gewone aandelen op naam in een door het Bestuur goedgekeurde vorm. Iedere Bestuurder is bevoegd om een dergelijk aandeelbewijs namens de Vennootschap te ondertekenen.
5.2
Gewone aandelen zijn doorlopend genummerd van 1 af.
5.3
Het Bestuur houdt een register waarin de namen en adressen van alle aandeelhouders en alle houders van een recht van vruchtgebruik of pandrecht op gewone aandelen zijn opgenomen. Het register vermeldt ook de andere gegevens die in het register moeten worden opgenomen op grond van het toepasselijke recht. Een gedeelte van het register mag buiten Nederland gehouden worden ter voldoening aan de aldaar geldende wetgeving of ingevolge beursvoorschriften.
5.4
Aandeelhouders, vruchtgebruikers en pandhouders verschaffen het Bestuur tijdig de nodige gegevens. De gevolgen van het niet of onjuist verschaffen van die gegevens zijn voor risico van de betreffende partij.
5.5
Alle kennisgevingen mogen aan aandeelhouders, vruchtgebruikers en pandhouders worden verzonden aan hun respectieve adressen zoals opgenomen in het register.

Aandelen - uitgifte

Artikel 6
6.1
De Vennootschap kan slechts gewone aandelen uitgeven ingevolge een besluit van de Algemene Vergadering of van een ander vennootschapsorgaan dat daartoe bij besluit van de Algemene Vergadering voor een bepaalde duur van ten hoogste vijf jaren is aangewezen. Bij de aanwijzing moet zijn bepaald hoeveel gewone aandelen mogen worden uitgegeven. De aanwijzing kan telkens voor niet langer dan vijf jaren worden verlengd. Tenzij bij de aanwijzing anders is bepaald, kan zij niet worden ingetrokken.

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Exhibit 3.1
4

Zolang en voor zover een ander vennootschapsorgaan bevoegd is te besluiten om gewone aandelen uit te geven, is de Algemene Vergadering daartoe niet bevoegd.
6.2
Artikel 6.1 is van overeenkomstige toepassing op het verlenen van rechten tot het nemen van gewone aandelen, maar is niet van toepassing op het uitgeven van gewone aandelen aan iemand die een voordien reeds verkregen recht tot het nemen van gewone aandelen uitoefent.
6.3
De Vennootschap mag geen eigen gewone aandelen nemen.

Aandelen - voorkeursrecht

Artikel 7
7.1
Iedere aandeelhouder heeft bij uitgifte van gewone aandelen een voorkeursrecht naar evenredigheid van het gezamenlijke bedrag van zijn gewone aandelen.
7.2
In afwijking van Artikel 7.1, hebben aandeelhouders geen voorkeursrecht op:
a.
gewone aandelen die worden uitgegeven tegen inbreng anders dan in geld; of
b.
gewone aandelen die worden uitgegeven aan werknemers van de Vennootschap of van een Groepsmaatschappij.
7.3
De Vennootschap kondigt de uitgifte met voorkeursrecht en het tijdvak waarin dat kan worden uitgeoefend, aan in de Staatscourant en in een landelijk verspreid dagblad, tenzij de aankondiging aan alle aandeelhouders schriftelijk geschiedt aan het door hen opgegeven adres.
7.4
Het voorkeursrecht kan worden uitgeoefend gedurende ten minste twee weken na de dag van aankondiging in de Staatscourant of na de verzending van de aankondiging aan de aandeelhouders.
7.5
Het voorkeursrecht kan worden beperkt of uitgesloten bij besluit van de Algemene Vergadering of van het aangewezen vennootschapsorgaan zoals bedoeld in Artikel 6.1, indien dit vennootschapsorgaan daartoe bij besluit van de Algemene Vergadering voor een bepaalde duur van ten hoogste vijf jaren is aangewezen. De aanwijzing kan telkens voor niet langer dan vijf jaren worden verlengd. Tenzij bij de aanwijzing anders is bepaald, kan zij niet worden ingetrokken. Zolang en voor zover een ander vennootschapsorgaan bevoegd is te besluiten om het voorkeursrecht te beperken of uit te sluiten, is de Algemene Vergadering daartoe niet bevoegd.
7.6
Voor een besluit van de Algemene Vergadering tot beperking of uitsluiting van het voorkeursrecht of tot aanwijzing zoals bedoeld in Artikel 7.3 is een meerderheid van ten minste twee derden der uitgebrachte stemmen vereist, indien minder dan de helft van het geplaatste kapitaal in de vergadering is vertegenwoordigd.
7.7
De voorgaande bepalingen van dit Artikel 7 zijn van overeenkomstige toepassing op het verlenen van rechten tot het nemen van gewone aandelen, maar zijn niet van toepassing op het uitgeven van gewone aandelen aan iemand die een voordien reeds verkregen recht tot het nemen van gewone aandelen uitoefent.

Aandelen - storting

Artikel 8
8.1
Onverminderd het bepaalde in artikel 2:80 lid 2 BW, moet bij het nemen van het gewoon aandeel daarop het nominale bedrag worden gestort alsmede, indien het gewoon aandeel

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Exhibit 3.1
5

voor een hoger bedrag wordt genomen, het verschil tussen die bedragen.
8.2
Storting op een gewoon aandeel moet in geld geschieden voor zover niet een andere inbreng is overeengekomen.
8.3
Storting in een valuta anders dan in euro kan slechts geschieden met toestemming van de Vennootschap. Met een dergelijke storting wordt aan de stortingsplicht voldaan voor het bedrag waartegen het gestorte bedrag vrijelijk in euro kan worden gewisseld. Onverminderd de laatste zin van artikel 2:80a lid 3 BW, is de wisselkoers op de dag van de storting bepalend.

AANDELEN - STEUNVERBOD

Artikel 9
9.1
De Vennootschap mag niet, met het oog op het nemen of verkrijgen door anderen van gewone aandelen in haar kapitaal of van certificaten daarvan, zekerheid stellen, een koersgarantie geven, zich op andere wijze sterk maken of zich hoofdelijk of anderszins naast of voor anderen verbinden. Dit verbod geldt ook voor Dochtermaatschappijen.
9.2
De Vennootschap en haar Dochtermaatschappijen mogen niet, met het oog op het nemen of verkrijgen door anderen van gewone aandelen in het kapitaal van de Vennootschap of van certificaten daarvan, leningen verstrekken, tenzij het Bestuur daartoe besluit en met inachtneming van artikel 2:98c BW.
9.3
De voorgaande bepalingen van dit Artikel 9 gelden niet, indien gewone aandelen of certificaten van gewone aandelen worden genomen of verkregen door of voor werknemers in dienst van de Vennootschap of van een Groepsmaatschappij.

AANDELEN – VERKRIJGING VAN EIGEN AANDELEN

Artikel 10
10.1
Verkrijging door de Vennootschap van niet volgestorte gewone aandelen in haar kapitaal is nietig.
10.2
Volgestorte eigen gewone aandelen mag de Vennootschap slechts verkrijgen om niet of indien en voor zover de Algemene Vergadering het Bestuur daartoe heeft gemachtigd en overigens is voldaan aan de betreffende wettelijke vereisten van artikel 2:98 BW.
10.3
Een machtiging zoals bedoeld in Artikel 10.2 geldt voor ten hoogste achttien maanden. De Algemene Vergadering bepaalt in de machtiging hoeveel gewone aandelen mogen worden verkregen, hoe zij mogen worden verkregen en tussen welke grenzen de prijs moet liggen. De machtiging is niet vereist, voor de verkrijging door de Vennootschap van eigen gewone aandelen om, krachtens een voor hen geldende regeling, over te dragen aan werknemers in dienst van de Vennootschap of van een Groepsmaatschappij, mits die gewone aandelen zijn opgenomen in de prijscourant van een beurs.
10.4
Als de balans bedoeld in artikel 2:98 lid 3 BW geldt ofwel de balans die is opgenomen in de laatst vastgestelde jaarrekening van de Vennootschap dan wel, indien van toepassing, een balans met een recentere balansdatum die is vastgesteld door het Bestuur of door de Algemene Vergadering op voorstel van het Bestuur.
10.5
Onverminderd het bepaalde in de Artikelen 10.1 tot en met 10.4, mag de Vennootschap eigen gewone aandelen verkrijgen tegen betaling in geld of in natura. Ingeval van betaling in natura, dient de waarde daarvan, zoals bepaald door het Bestuur, binnen de door de

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Exhibit 3.1
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Algemene Vergadering bepaalde grenzen te liggen zoals bedoeld in Artikel 10.3.
10.6
De voorgaande bepalingen van dit Artikel 10 gelden niet voor gewone aandelen die de Vennootschap onder algemene titel verkrijgt.
10.7
Onder het begrip gewone aandelen in dit Artikel 10 zijn certificaten daarvan begrepen.

AANDELEN - KAPITAALVERMINDERING

Artikel 11
11.1
De Algemene Vergadering kan besluiten tot vermindering van het geplaatste kapitaal van de Vennootschap door intrekking van gewone aandelen of door het bedrag van gewone aandelen bij statutenwijziging te verminderen. In dit besluit moeten de gewone aandelen waarop het besluit betrekking heeft, worden aangewezen en moet de uitvoering van het besluit zijn geregeld.
11.2
Een besluit tot intrekking van gewone aandelen kan slechts betreffen gewone aandelen die de Vennootschap zelf houdt of waarvan zij de certificaten houdt.
11.3
Voor een besluit van de Algemene Vergadering tot kapitaalvermindering is een meerderheid van ten minste twee derden der uitgebrachte stemmen vereist, indien minder dan de helft van het geplaatste kapitaal in de vergadering is vertegenwoordigd.

AANDELEN – VEREISTEN VOOR UITGIFTE EN LEVERING

Artikel 12
12.1
Tenzij Nederlands recht anders bepaalt of toelaat, is voor de uitgifte of levering van een gewoon aandeel vereist een daartoe bestemde akte alsmede, in geval van een levering en behoudens in het geval dat de Vennootschap zelf bij die rechtshandeling partij is, schriftelijke erkenning door de Vennootschap van de levering.
12.2
De erkenning geschiedt in de akte, of anderszins zoals wettelijk bepaald.
12.3
Zolang een of meer gewone aandelen zijn toegelaten tot de handel op de New York Stock Exchange, de NASDAQ Stock Market of een andere gereglementeerde effectenbeurs die in de Verenigde Staten van Amerika is gevestigd, wordt het goederenrechtelijke regime van de gewone aandelen die zijn opgenomen in het register dat door de betreffende transfer agent wordt bijgehouden, beheerst door het recht van de Staat New York, Verenigde Staten van Amerika, onverminderd de toepasselijke bepalingen van afdelingen 4 en 5 van titel 10 van Boek 10 BW.

AANDELEN – VRUCHTGEBRUIK EN PANDRECHT

Artikel 13
13.1
Op gewone aandelen kan een vruchtgebruik of pandrecht worden gevestigd.
13.2
De betreffende aandeelhouder heeft het stemrecht op de gewone aandelen waarop een vruchtgebruik of pandrecht is gevestigd.
13.3
In afwijking van Artikel 13.2, komt het stemrecht toe aan de vruchtgebruiker of pandhouder van gewone aandelen, indien zulks bij de vestiging van het vruchtgebruik of pandrecht is bepaald.
13.4
De vruchtgebruiker en pandhouder die geen stemrecht heeft, heeft geen Vergaderrecht.

BESTUUR - SAMENSTELLING

Artikel 14
14.1
De Vennootschap heeft een Bestuur dat bestaat uit:

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Exhibit 3.1
7

a.
een of meer Uitvoerende Bestuurders die voornamelijk belast is/zijn met de dagelijkse gang van zaken van de Vennootschap; en
b.
een of meer Niet Uitvoerende Bestuurders die voornamelijk belast is/zijn met het houden van toezicht op de taakuitoefening door de Bestuurders.

Het Bestuur bestaat uit natuurlijke personen.

14.2
Het Bestuur bepaalt het aantal Uitvoerende Bestuurders en het aantal Niet Uitvoerende Bestuurders.
14.3
Het Bestuur benoemt een Uitvoerende Bestuurder als de CEO. Het Bestuur kan de CEO ontslaan, met dien verstande dat de aldus ontslagen CEO vervolgens zijn termijn als Uitvoerende Bestuurder voortzet zonder de titel van CEO te hebben.
14.4
Het Bestuur benoemt een Niet Uitvoerende Bestuurder als de Voorzitter en kan een andere Niet Uitvoerende Bestuurder als Vice-Voorzitter benoemen. Het Bestuur kan de Voorzitter of Vice-Voorzitter ontslaan, met dien verstande dat de aldus ontslagen Voorzitter of Vice-Voorzitter vervolgens zijn termijn als Niet Uitvoerende Bestuurder voortzet zonder de titel van Voorzitter respectievelijk Vice-Voorzitter te hebben.
14.5
Ingeval van ontstentenis of belet van een Bestuurder, kan hij tijdelijk worden vervangen door een daartoe door het Bestuur aangewezen persoon en, tot dat moment, is/zijn de overige Bestuurder(s) belast met het bestuur van de Vennootschap. Ingeval van ontstentenis of belet van alle Bestuurders, komt het bestuur van de Vennootschap toe aan de persoon die meest recentelijk ophield in functie te zijn als de Voorzitter. Indien die voormalige Voorzitter niet bereid of in staat is om die functie te accepteren, komt het bestuur van de Vennootschap toe aan de persoon die meest recentelijk ophield in functie te zijn als de CEO. Als die voormalige CEO evenmin bereid of in staat is om die functie te accepteren, komt het bestuur van de Vennootschap toe aan een of meer daartoe door de Algemene Vergadering aangewezen personen. Degene(n) die aldus met het bestuur van de Vennootschap is/zijn belast, kan/kunnen een of meer andere personen aanwijzen als zijnde belast met het bestuur van de Vennootschap in plaats van, of tezamen met, die perso(o)n(en).
14.6
Van ontstentenis of belet, naargelang het geval, van een Bestuurder zoals bedoeld in Artikel 14.5 wordt geacht sprake te zijn:
a.
gedurende het bestaan van een vacature in het Bestuur, waaronder begrepen als gevolg van:
i.
zijn overlijden;
ii.
zijn ontslag door de Algemene Vergadering, anders dan op voorstel van het Bestuur;
iii.
zijn vrijwillig ontslag voordat zijn benoemingstermijn is verstreken; of
iv.
het niet worden herbenoemd door de Algemene Vergadering, ondanks een daartoe strekkende (bindende) voordracht van het Bestuur,

met dien verstande dat het Bestuur te allen tijde kan besluiten tot verlaging van het aantal Bestuurders opdat er niet langer een vacature bestaat;

b.
gedurende zijn schorsing; of
c.
gedurende een periode waarin de Vennootschap niet in staat is geweest om met

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Exhibit 3.1
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hem in contact te komen (waaronder begrepen als gevolg van ziekte), mits die periode langer duurt dan vijf opeenvolgende dagen (of een andere door het Bestuur op basis van de omstandigheden van het geval te bepalen periode).

BESTUUR – BENOEMING, SCHORSING EN ONTSLAG

Artikel 15
15.1
De Algemene Vergadering benoemt de Bestuurders en kan een Bestuurder te allen tijde schorsen of ontslaan. Voorts is het Bestuur bevoegd iedere Uitvoerende Bestuurder te allen tijde te schorsen.
15.2
De benoeming van een Bestuurder door de Algemene Vergadering geschiedt uitsluitend op voordracht van het Bestuur. De Algemene Vergadering kan echter aan zodanige voordracht steeds het bindend karakter ontnemen bij een besluit genomen met twee derden van de uitgebrachte stemmen, die meer dan de helft van het geplaatste kapitaal vertegenwoordigen. Indien het bindend karakter aan een voordracht wordt ontnomen doet het Bestuur een nieuwe voordracht. Indien de voordracht één kandidaat voor een te vervullen plaats bevat, heeft een besluit over de voordracht tot gevolg dat de kandidaat is benoemd, tenzij het bindend karakter aan de voordracht wordt ontnomen. Een nieuwe vergadering zoals bedoeld in artikel 2:120 lid 3 BW kan niet worden bijeengeroepen.
15.3
Bij de benoeming van een Bestuurder, bepaalt de Algemene Vergadering of hij wordt benoemd tot Uitvoerende Bestuurder onderscheidenlijk Niet Uitvoerende Bestuurder.
15.4
In een Algemene Vergadering kan een besluit tot benoeming van een Bestuurder slechts worden genomen met betrekking tot kandidaten van wie de namen daartoe zijn opgenomen in de agenda voor die Algemene Vergadering of in de toelichting daarop.
15.5
Een besluit van de Algemene Vergadering tot schorsing of ontslag van een Bestuurder vereist een meerderheid van ten minste twee derden van de uitgebrachte stemmen, die meer dan de helft van het geplaatste kapitaal vertegenwoordigen, tenzij het besluit wordt genomen op voorstel van het Bestuur. Een nieuwe vergadering zoals bedoeld in artikel 2:120 lid 3 BW kan niet worden bijeengeroepen.
15.6
Indien een Bestuurder wordt geschorst en de Algemene Vergadering niet binnen drie maanden na de datum van die schorsing besluit om hem te ontslaan, eindigt de schorsing.

BESTUUR – TAKEN EN ORGANISATIE

Artikel 16
16.1
Behoudens beperkingen volgens deze statuten is het Bestuur belast met het besturen van de Vennootschap. Daaronder is in ieder geval begrepen het bepalen van het beleid en de strategie van de Vennootschap. Bij de vervulling van hun taak richten de Bestuurders zich naar het belang van de Vennootschap en de met haar verbonden onderneming.
16.2
Het Bestuur stelt een Bestuursreglement op met betrekking tot zijn organisatie, besluitvorming en andere interne zaken, met inachtneming van deze statuten. Bij de vervulling van hun taak handelen de Bestuurders overeenkomstig het Bestuursreglement.
16.3
De Bestuurders kunnen bij of krachtens het Bestuursreglement of anderszins op grond van besluitvorming van het Bestuur hun taken onderling verdelen, met dien verstande dat:
a.
de Uitvoerende Bestuurders belast zijn met de dagelijkse gang van zaken van de Vennootschap;

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Exhibit 3.1
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b.
de taak om toezicht te houden op de taakuitoefening door Bestuurders niet door een taakverdeling kan worden ontnomen aan de Niet Uitvoerende Bestuurders;
c.
de Voorzitter een Niet Uitvoerende Bestuurder moet zijn; en
d.
het doen van voordrachten voor benoeming van een Bestuurder en het vaststellen van de bezoldiging van de Uitvoerende Bestuurders niet aan een Uitvoerende Bestuurder kan worden toebedeeld.
16.4
Het Bestuur kan schriftelijk bepalen, bij of krachtens het Bestuursreglement of anderszins op grond van besluitvorming van het Bestuur, dat een of meer Bestuurders rechtsgeldig kunnen besluiten omtrent zaken die tot zijn respectievelijk hun taak behoren.
16.5
Het Bestuur stelt de commissies in die de Vennootschap verplicht is te hebben en voorts zodanige commissies als het Bestuur passend acht. Het Bestuur stelt reglementen op (en/of stelt regels vast in het Bestuursreglement) met betrekking tot de organisatie, besluitvorming en andere interne zaken betreffende zijn commissies.
16.6
Het Bestuur kan de rechtshandelingen zoals bedoeld in artikel 2:94 lid 1 BW verrichten zonder voorafgaande goedkeuring van de Algemene Vergadering.

BESTUUR - BESLUITVORMING

Artikel 17
17.1
Onverminderd het bepaalde in Artikel 17.5, heeft iedere Bestuurder een stem in de besluitvorming van het Bestuur.
17.2
Een Bestuurder kan voor de beraadslaging en besluitvorming van het Bestuur worden vertegenwoordigd door een andere Bestuurder die daartoe een schriftelijke volmacht heeft.
17.3
Besluiten van het Bestuur worden, ongeacht of dit in een vergadering of anderszins geschiedt, met Volstrekte Meerderheid genomen tenzij het Bestuursreglement anders bepaalt.
17.4
Ongeldige stemmen, blanco stemmen en stemonthoudingen worden geacht niet te zijn uitgebracht. Bij de vaststelling in hoeverre Bestuurders aanwezig of vertegenwoordigd zijn in een vergadering van het Bestuur, worden Bestuurders die een ongeldige of blanco stem hebben uitgebracht of die zich hebben onthouden van stemmen wel meegerekend.
17.5
Ingeval van een staking van stemmen in het Bestuur, heeft de Voorzitter een doorslaggevende stem, mits er ten minste drie Bestuurders in functie zijn. In andere gevallen komt het betreffende besluit niet tot stand.
17.6
De Uitvoerende Bestuurders nemen niet deel aan de besluitvorming over:
a.
het vaststellen van de bezoldiging van Uitvoerende Bestuurders; en
b.
de verlening van de opdracht tot onderzoek van de jaarrekening aan een accountant indien de Algemene Vergadering niet tot opdrachtverlening is overgegaan.
17.7
Een Bestuurder neemt niet deel aan de beraadslaging en besluitvorming van het Bestuur indien hij daarbij een direct of indirect persoonlijk belang heeft dat tegenstrijdig is met het belang van de Vennootschap en de met haar verbonden onderneming. Wanneer hierdoor geen besluit door het Bestuur kan worden genomen, kan het besluit niettemin worden genomen door het Bestuur alsof geen van de Bestuurders een tegenstrijdig belang heeft

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Exhibit 3.1
10

zoals bedoeld in de vorige volzin.
17.8
Vergaderingen van het Bestuur kunnen middels audio-communicatiefaciliteiten worden gehouden tenzij een Bestuurder daartegen bezwaar maakt.
17.9
Besluiten van het Bestuur kunnen, in plaats van in een vergadering, schriftelijk worden genomen, mits alle Bestuurders bekend zijn met het te nemen besluit en geen van hen tegen deze wijze van besluitvorming bezwaar maakt. De Artikelen 17.1 tot en met 17.7 zijn van overeenkomstige toepassing.
17.10
Aan de goedkeuring van de Algemene Vergadering zijn onderworpen de besluiten van het Bestuur omtrent een belangrijke verandering van de identiteit of het karakter van de Vennootschap of de onderneming, waaronder in ieder geval:
a.
overdracht van de onderneming of vrijwel de gehele onderneming aan een derde;
b.
het aangaan of verbreken van duurzame samenwerking van de Vennootschap of een Dochtermaatschappij met een andere rechtspersoon of vennootschap dan wel als volledig aansprakelijke vennote in een commanditaire vennootschap of vennootschap onder firma, indien deze samenwerking of verbreking van ingrijpende betekenis is voor de Vennootschap; en
c.
het nemen of afstoten van een deelneming in het kapitaal van een vennootschap ter waarde van ten minste een derde van het bedrag van de activa volgens de balans met toelichting of, indien de Vennootschap een geconsolideerde balans opstelt, volgens de geconsolideerde balans met toelichting volgens de laatst vastgestelde jaarrekening van de Vennootschap, door haar of een Dochtermaatschappij.
17.11
Het ontbreken van de goedkeuring van de Algemene Vergadering op een besluit als bedoeld in Artikel 17.10 leidt tot nietigheid van het betreffende besluit op grond van artikel 2:14 lid 1 BW, maar tast de vertegenwoordigingsbevoegdheid van het Bestuur of de Bestuurders niet aan.

BESTUUR - BEZOLDIGING

Artikel 18
18.1
Het beleid op het terrein van bezoldiging van het Bestuur wordt vastgesteld door de Algemene Vergadering met inachtneming van de relevante wettelijke vereisten.
18.2
De bezoldiging van Bestuurders wordt, met inachtneming van het beleid bedoeld in Artikel 18.1, vastgesteld door het Bestuur.
18.3
Het Bestuur legt ten aanzien van regelingen voor de bezoldiging van het Bestuur in de vorm van gewone aandelen of rechten tot het nemen van gewone aandelen een voorstel ter goedkeuring voor aan de Algemene Vergadering. In het voorstel moet ten minste zijn bepaald hoeveel gewone aandelen of rechten tot het nemen van gewone aandelen aan het Bestuur mogen worden toegekend en welke criteria gelden voor toekenning of wijziging. Het ontbreken van de goedkeuring van de Algemene Vergadering tast de vertegenwoordigingsbevoegdheid niet aan.

BESTUUR - VERTEGENWOORDIGING

Artikel 19
19.1
Het Bestuur vertegenwoordigt de Vennootschap.

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Exhibit 3.1
11

19.2
De bevoegdheid tot vertegenwoordiging van de Vennootschap komt mede toe aan de CEO zelfstandig, alsmede aan iedere andere twee gezamenlijk handelende Uitvoerende Bestuurders.
19.3
De Vennootschap kan voorts worden vertegenwoordigd door een houder van een daartoe strekkende volmacht. Indien de Vennootschap een volmacht verleent aan een natuurlijke persoon kan het Bestuur een geschikte titel toekennen aan die persoon.

VRIJWARING

Artikel 20
20.1
De Vennootschap zal iedere Gevrijwaarde Functionaris vrijwaren tegen en schadeloosstellen voor:
a.
alle door die Gevrijwaarde Functionaris geleden financiële verliezen of schade; en
b.
alle in redelijkheid door die Gevrijwaarde Functionaris betaalde of opgelopen kosten in verband met een dreigende, hangende of afgelopen rechtszaak, (rechts)vordering of juridische procedure van civiele, strafrechtelijke, bestuurlijke of andersoortige aard, formeel of informeel, waarin hij wordt betrokken, voor zover zulks betrekking heeft op zijn huidige of voormalige functie bij de Vennootschap en/of een Groepsmaatschappij en steeds voor zover toegelaten onder het toepasselijke recht.

20.2
Aan een Gevrijwaarde Functionaris komt geen vrijwaring toe:
a.
indien een bevoegde rechtbank of arbitragetribunaal heeft vastgesteld dat de handelingen of omissies van die Gevrijwaarde Functionaris die hebben geleid tot de financiële verliezen, schade, kosten, rechtszaak, (recht)vordering of juridische procedure zoals omschreven in Artikel 20.1 van onrechtmatige aard zijn (waaronder begrepen handelingen of omissies die geacht worden opzet, grove schuld, bewuste roekeloosheid en/of serieuze verwijtbaarheid te vormen die toerekenbaar is aan die Gevrijwaarde Functionaris) en die Gevrijwaarde Functionaris niet, of niet langer, de mogelijkheid heeft om daartegen beroep of cassatie in te stellen;
b.
voor zover diens financiële verliezen, schade en kosten gedekt worden onder een verzekering en de betreffende verzekeraar die financiële verliezen, schade en kosten heeft betaald of vergoed (of onherroepelijk heeft toegezegd dat te zullen doen);
c.
met betrekking tot procedures die door die Gevrijwaarde Functionaris tegen de Vennootschap worden ingesteld, behoudens procedures die worden ingesteld teneinde vrijwaring te vorderen die hem toekomt op grond van deze statuten, op grond van een door het Bestuur goedgekeurde overeenkomst tussen die Gevrijwaarde Functionaris en de Vennootschap of op grond van een verzekering die door de Vennootschap ten behoeve van die Gevrijwaarde Functionaris is afgesloten; of
d.
voor financiële verliezen, schade of kosten die zijn geleden of gemaakt in verband met het schikken van een procedure zonder de voorafgaande goedkeuring van de Vennootschap.

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Exhibit 3.1
12

20.3
Het Bestuur kan aanvullende voorwaarden, vereisten en beperkingen stellen aan de vrijwaring zoals bedoeld in Artikel 20.1.

ALGEMENE VERGADERING – OPROEPEN EN HOUDEN VAN VERGADERINGEN

Artikel 21
21.1
Jaarlijks wordt ten minste een Algemene Vergadering gehouden. Deze jaarlijkse Algemene Vergadering wordt gehouden binnen zes maanden na afloop van het boekjaar van de Vennootschap.
21.2
Een Algemene Vergadering wordt voorts gehouden:
a.
binnen drie maanden nadat het voor het Bestuur aannemelijk is dat het eigen vermogen van de Vennootschap is gedaald tot een bedrag gelijk aan of lager dan de helft van het gestorte en opgevraagde deel van het kapitaal, ter bespreking van zo nodig te nemen maatregelen; en
b.
zo dikwijls als het Bestuur daartoe besluit.
21.3
Onverminderd het bepaalde in Artikel 21.4, worden Algemene Vergaderingen gehouden in de plaats waar de Vennootschap haar statutaire zetel heeft of in Arnhem, Assen, 's-Gravenhage, Haarlem, 's-Hertogenbosch, Groningen, Leeuwarden, Lelystad, Maastricht, Middelburg, Rotterdam, Schiphol (Haarlemmermeer), Utrecht of Zwolle.
21.4
Indien en wanneer toegestaan onder toepasselijk recht, mag het Bestuur tevens besluiten of (en zo ja, onder welke voorwaarden, met inachtneming van de voorwaarden gesteld onder het toepasselijke recht) de Algemene Vergadering tevens of uitsluitend toegankelijk is langs elektronische weg. In dat geval, zullen verwijzingen in deze statuten naar het bijwonen van de Algemene Vergadering tevens inhouden deelname langs elektronische weg en zal Artikel 23.2, met uitzondering van de eerste zin van Artikel 23.2, van overeenkomstige toepassing zijn op deelname langs elektronische weg.
21.5
Indien het Bestuur in gebreke is gebleven een Algemene Vergadering zoals bedoeld in de Artikelen 21.1 of 21.2 onderdeel a. te doen houden, kan iedere Vergadergerechtigde door de voorzieningenrechter van de rechtbank worden gemachtigd zelf daartoe over te gaan.
21.6
Een of meer Vergadergerechtigden die gezamenlijk ten minste het daartoe door de wet bepaalde gedeelte van het geplaatste kapitaal van de Vennootschap vertegenwoordigen, kunnen aan het Bestuur en schriftelijk en onder nauwkeurige opgave van de te behandelen onderwerpen het verzoek richten een Algemene Vergadering bijeen te roepen. Indien het Bestuur niet de nodige maatregelen heeft getroffen, opdat de Algemene Vergadering binnen de betreffende wettelijke periode na het verzoek kon worden gehouden, kunnen de verzoekende Vergadergerechtigde(n) door de voorzieningenrechter van de rechtbank op zijn/hun verzoek worden gemachtigd tot de bijeenroeping van een Algemene Vergadering.
21.7
Een onderwerp, waarvan de behandeling schriftelijk is verzocht door een of meer Vergadergerechtigden die alleen of gezamenlijk ten minste het daartoe door de wet bepaalde gedeelte van het geplaatste kapitaal van de Vennootschap vertegenwoordigen, wordt opgenomen in de oproeping of op dezelfde wijze aangekondigd indien de Vennootschap het met redenen omklede verzoek of een voorstel voor een besluit niet later dan op de zestigste dag voor die van de Algemene Vergadering heeft ontvangen.
21.8
Vergadergerechtigden die hun rechten zoals omschreven in de Artikelen 21.6 en 21.7

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Exhibit 3.1
13

willen uitoefenen, zijn verplicht om daaromtrent eerst in overleg te treden met het Bestuur. Het Bestuur heeft in dat verband het recht om iedere bedenktijd of responstijd in te roepen waarin het toepasselijke recht en/of de Nederlandse Corporate Governance Code voorziet en Vergadergerechtigden zijn verplicht dat recht te respecteren.
21.9
De oproeping van een Algemene Vergadering geschiedt met inachtneming van de betreffende wettelijke minimale oproepingstermijn.
21.10
Tot de Algemene Vergadering worden alle Vergadergerechtigden opgeroepen overeenkomstig het toepasselijke recht. De aandeelhouders kunnen worden opgeroepen tot de Algemene Vergadering door middel van oproepingsbrieven gericht aan de adressen van die aandeelhouders overeenkomstig Artikel 5.5 De vorige volzin doet geen afbreuk aan de mogelijkheid om een oproeping langs elektronische weg toe te zenden overeenkomstig artikel 2:113 lid 4 BW.

ALGEMENE VERGADERING – PROCEDURELE REGELS

Artikel 22
22.1
De Algemene Vergadering wordt voorgezeten door een van de volgende personen, met inachtneming van de onderstaande volgorde:
a.
door de Voorzitter, indien er een Voorzitter is en hij aanwezig is op de Algemene Vergadering;
b.
door de Vice-Voorzitter, indien er een Vice-Voorzitter is en hij aanwezig is op de Algemene Vergadering;
c.
door een andere Niet Uitvoerende Bestuurder die door de op de Algemene Vergadering aanwezige Niet Uitvoerende Bestuurders uit hun midden wordt gekozen;
d.
door de CEO, indien er een CEO is en hij aanwezig is op de Algemene Vergadering; of
e.
door een andere door de Algemene Vergadering aangewezen persoon.

De persoon die de Algemene Vergadering zou voorzitten op grond van de onderdelen a. tot en met d. kan een andere persoon aanwijzen om, in zijn plaats, de Algemene Vergadering voor te zitten.

22.2
De voorzitter van de Algemene Vergadering wijst een andere op de Algemene Vergadering aanwezige persoon aan om als secretaris op te treden en de verhandelingen op de Algemene Vergadering te notuleren. De notulen van een Algemene Vergadering worden vastgesteld door de voorzitter van die Algemene Vergadering of door het Bestuur. Indien een proces-verbaal-akte van de verhandelingen wordt opgesteld door een notaris, hoeven er geen notulen te worden opgesteld. Iedere Bestuurder kan opdracht geven aan een notaris om een dergelijke proces-verbaal-akte op te stellen op kosten van de Vennootschap.
22.3
De voorzitter van de Algemene Vergadering beslist over de toelating tot de Algemene Vergadering van personen anders dan:
a.
de personen die Vergaderrecht hebben in die Algemene Vergadering, of hun gevolmachtigden; en
b.
zij die op andere gronden een wettelijk recht hebben om die Algemene

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Exhibit 3.1
14

Vergadering bij te wonen.
22.4
De houder van een schriftelijke volmacht van een Vergadergerechtigde die het recht heeft om een Algemene Vergadering bij te wonen, wordt slechts tot die Algemene Vergadering toegelaten indien de volmacht door de voorzitter van die Algemene Vergadering aanvaardbaar wordt geacht.
22.5
De Vennootschap kan verlangen dat een persoon, voordat hij wordt toegelaten tot een Algemene Vergadering, zichzelf door middel van een geldig paspoort of rijbewijs identificeert en/of wordt onderworpen aan zodanige veiligheidsmaatregelen als de Vennootschap onder de gegeven omstandigheden passend acht. Aan personen die niet aan deze vereisten voldoen, mag de toegang tot de Algemene Vergadering worden geweigerd.
22.6
De voorzitter van de Algemene Vergadering heeft het recht om een persoon uit de Algemene Vergadering te zetten indien hij meent dat die persoon het ordelijk verloop van de Algemene Vergadering verstoort.
22.7
De Algemene Vergadering mag in een andere taal dan het Nederlands worden gevoerd indien daartoe wordt besloten door de voorzitter van de Algemene Vergadering.
22.8
De voorzitter van de Algemene Vergadering mag de spreektijd van de op de Algemene Vergadering aanwezige personen, alsmede het aantal vragen dat zij mogen stellen, beperken met het oog op het waarborgen van het ordelijk verloop van de Algemene Vergadering. Voorts mag de voorzitter van de Algemene Vergadering de vergadering verdagen indien hij meent dat daarmee het ordelijk verloop van de Algemene Vergadering wordt gewaarborgd.

ALGEMENE VERGADERING – UITOEFENING VAN VERGADER- EN STEMRECHT

Artikel 23
23.1
Iedere Vergadergerechtigde is bevoegd, in persoon of bij een schriftelijk gevolmachtigde, de Algemene Vergaderingen bij te wonen, daarin het woord te voeren en, indien van toepassing, het stemrecht uit te oefenen. Houders van onderaandelen tezamen uitmakende het bedrag van een gewoon aandeel oefenen deze rechten gezamenlijk uit, hetzij door een van hen, hetzij door een schriftelijk gevolmachtigde.
23.2
Het Bestuur kan besluiten dat iedere Vergadergerechtigde bevoegd is om, in persoon of bij een schriftelijk gevolmachtigde, door middel van een elektronisch communicatiemiddel aan de Algemene Vergadering deel te nemen, daarin het woord te voeren en, indien van toepassing, het stemrecht uit te oefenen. Voor de toepassing van de vorige volzin is vereist dat de Vergadergerechtigde via het elektronisch communicatiemiddel kan worden geïdentificeerd, rechtstreeks kan kennisnemen van de verhandelingen op de Algemene Vergadering en, indien van toepassing, het stemrecht kan uitoefenen. Het Bestuur kan voorwaarden stellen aan het gebruik van het elektronisch communicatiemiddel, mits deze voorwaarden redelijk en noodzakelijk zijn voor de identificatie van de Vergadergerechtigde en de betrouwbaarheid en veiligheid van de communicatie. Dergelijke voorwaarden worden bij de oproeping bekend gemaakt.
23.3
Voorts kan het Bestuur besluiten dat stemmen die voorafgaand aan de Algemene Vergadering via een elektronisch communicatiemiddel of bij brief worden uitgebracht gelijk worden gesteld met stemmen die ten tijde van de Algemene Vergadering worden

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Exhibit 3.1
15

uitgebracht. Deze stemmen worden niet eerder uitgebracht dan de Registratiedatum.
23.4
Voor de toepassing van de Artikelen 23.1 tot en met 23.3, hebben als stem- of Vergadergerechtigde te gelden zij die op de Registratiedatum die rechten hebben en als zodanig zijn ingeschreven in een door het Bestuur aangewezen register, ongeacht wie ten tijde van de Algemene Vergadering de rechthebbenden op de gewone aandelen of certificaten zijn. Tenzij Nederlands recht anders vereist, is het Bestuur vrij om bij de oproeping tot een Algemene Vergadering te bepalen of de vorige volzin van toepassing is.
23.5
Iedere Vergadergerechtigde dient de Vennootschap schriftelijk kennis te geven van zijn identiteit en van zijn voornemen om de Algemene Vergadering bij te wonen. Deze kennisgeving moet door de Vennootschap uiterlijk op de zevende dag voor die van de Algemene Vergadering zijn ontvangen, tenzij bij de oproeping van die Algemene Vergadering anders is bepaald. Aan Vergadergerechtigden die niet aan dit vereiste hebben voldaan, mag de toegang tot de Algemene Vergadering worden geweigerd.

ALGEMENE VERGADERING - BESLUITVORMING

Artikel 24
24.1
Ieder gewoon aandeel geeft het recht om één stem op de Algemene Vergadering uit te brengen. Onderaandelen, voor zover die er zijn, die tezamen het bedrag van een gewoon aandeel uitmaken worden met een zodanig gewoon aandeel gelijkgesteld.
24.2
Voor een gewoon aandeel dat toebehoort aan de Vennootschap of aan een Dochtermaatschappij kan in de Algemene Vergadering geen stem worden uitgebracht; evenmin voor een gewoon aandeel waarvan een hunner de certificaten houdt. Vruchtgebruikers en pandhouders van gewone aandelen die aan de Vennootschap en haar Dochtermaatschappijen toebehoren, zijn evenwel niet van hun stemrecht uitgesloten, indien het vruchtgebruik of pandrecht was gevestigd voordat het gewoon aandeel aan de Vennootschap of een Dochtermaatschappij toebehoorde. De Vennootschap of een Dochtermaatschappij kan geen stem uitbrengen voor een gewoon aandeel waarop zij een recht van vruchtgebruik of een pandrecht heeft.
24.3
Tenzij een grotere meerderheid is voorgeschreven door de wet of deze statuten, worden alle besluiten van de Algemene Vergadering genomen met Volstrekte Meerderheid. Indien de wet een grotere meerderheid voorschrijft voor besluiten van de Algemene Vergadering en de statuten een lagere meerderheid mogen bepalen, zullen die besluiten met de laagst mogelijke meerderheid worden genomen, voor zover elders in deze statuten niet uitdrukkelijk anders is bepaald.
24.4
Indien de Vennootschap ingevolge het toepasselijke effectenrecht of toepasselijke beursregels onderworpen is aan het vereiste dat de Algemene Vergadering bepaalde besluiten slechts kan nemen indien een bepaald gedeelte van het geplaatste kapitaal van de Vennootschap vertegenwoordigd is op die Algemene Vergadering, dan geldt, onverminderd enige bepaling van dwingend Nederlands recht en hogere quorumvereisten bepaald in deze statuten, voor dergelijke besluiten een zodanig quorum als bepaald onder dergelijke effectenrecht of dergelijke beursregels en kan een nieuwe vergadering als bedoeld in artikel 2:120 lid 3 BW niet worden bijeengeroepen.
24.5
Ongeldige stemmen, blanco stemmen en stemonthoudingen worden geacht niet te zijn

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Exhibit 3.1
16

uitgebracht. Bij de vaststelling in hoeverre het geplaatste kapitaal vertegenwoordigd is op een Algemene Vergadering, worden gewone aandelen waarop een ongeldige of blanco stem is uitgebracht en gewone aandelen waarop een stem is onthouden wel meegerekend.
24.6
Ingeval van een staking van stemmen in de Algemene Vergadering, komt het betreffende besluit niet tot stand.
24.7
De voorzitter van de Algemene Vergadering bepaalt de wijze van stemmen en de stemprocedure op de Algemene Vergadering.
24.8
Het in de Algemene Vergadering uitgesproken oordeel van de voorzitter van die Algemene Vergadering omtrent de uitslag van een stemming is beslissend. Wordt onmiddellijk na het uitspreken van het oordeel van de voorzitter de juistheid daarvan betwist, dan vindt een nieuwe stemming plaats, indien de meerderheid van de Algemene Vergadering of, indien de oorspronkelijke stemming niet hoofdelijk of schriftelijk geschiedde, een stemgerechtigde aanwezige dit verlangt. Door deze nieuwe stemming vervallen de rechtsgevolgen van de oorspronkelijke stemming.
24.9
Het Bestuur houdt van de genomen besluiten aantekening. De aantekeningen liggen ten kantore van de Vennootschap ter inzage van de Vergadergerechtigden. Aan ieder van dezen wordt desgevraagd afschrift of uittreksel van deze aantekeningen verstrekt tegen ten hoogste de kostprijs.
24.10
Besluitvorming van aandeelhouders kan op andere wijze dan in een vergadering geschieden, tenzij met medewerking van de Vennootschap certificaten van gewone aandelen zijn uitgegeven. Zulk een besluitvorming is slechts mogelijk met algemene stemmen van de stemgerechtigde aandeelhouders. De stemmen worden schriftelijk uitgebracht en kunnen langs elektronische weg worden uitgebracht.
24.11
De Bestuurders hebben als zodanig in de Algemene Vergaderingen een raadgevende stem.

algemene vergadering – bijzondere besluiten

Artikel 25
25.1
De Algemene Vergadering kan de volgende besluiten slechts nemen op voorstel van het Bestuur:
a.
de uitgifte van gewone aandelen of het verlenen van rechten tot het nemen van gewone aandelen;
b.
het beperken of uitsluiten van het voorkeursrecht;
c.
het doen van een aanwijzing of het verlenen van een machtiging zoals bedoeld in de Artikelen 6.1, 7.3 respectievelijk 10.2;
d.
het intrekken of herroepen van een aanwijzing of machtiging zoals bedoeld in de Artikelen 6.1, 7.3 respectievelijk 10.2;
e.
het verminderen van het geplaatste kapitaal van de Vennootschap;
f.
het doen van een uitkering ten laste van de winst of reserves van de Vennootschap;
g.
het doen van een uitkering in de vorm van gewone aandelen in het kapitaal van de Vennootschap of in natura, in plaats van in geld;
h.
het vaststellen of wijzigen van het bezoldigingsbeleid van de Vennootschap bedoeld in Artikel 18.1;

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Exhibit 3.1
17

i.
het wijzigen van deze statuten;
j.
het aangaan van een fusie of splitsing;
k.
het geven van opdracht aan het Bestuur tot het doen van aangifte tot faillietverklaring van Vennootschap; en
l.
de ontbinding van de Vennootschap.
25.2
Een onderwerp dat is opgenomen in de oproeping of op dezelfde wijze is aangekondigd door of op verzoek van een of meer Vergadergerechtigden op grond van de Artikelen 21.6 en/of 21.7 wordt niet geacht te zijn voorgesteld door het Bestuur voor de toepassing van Artikel 25.1, tenzij het Bestuur uitdrukkelijk aangeeft de behandeling van dat onderwerp te steunen in de agenda van de betreffende Algemene Vergadering of in de toelichting daarop.

VERSLAGGEVING – BOEKJAAR, JAARREKENING EN BESTUURSVERSLAG

Artikel 26
26.1
Het boekjaar van de Vennootschap is gelijk aan het kalenderjaar.
26.2
Jaarlijks binnen de betreffende wettelijke termijn maakt het Bestuur de jaarrekening en het bestuursverslag op en legt het deze voor de aandeelhouders ter inzage ten kantore van de Vennootschap.
26.3
De jaarrekening wordt ondertekend door de Bestuurders. Ontbreekt de ondertekening van een of meer hunner, dan wordt daarvan onder opgave van reden melding gemaakt.
26.4
De Vennootschap zorgt dat de opgemaakte jaarrekening, het bestuursverslag en de krachtens artikel 2:392 lid 1 BW toe te voegen gegevens vanaf de oproep voor de Algemene Vergadering, bestemd tot hun behandeling, te haren kantore aanwezig zijn. De Vergadergerechtigden kunnen de stukken aldaar inzien en er kosteloos een afschrift van verkrijgen.
26.5
De jaarrekening wordt vastgesteld door de Algemene Vergadering.

VERSLAGGEVING - ACCOUNTANTSONDERZOEK

Artikel 27
27.1
De Algemene Vergadering verleent opdracht tot onderzoek van de jaarrekening aan een externe accountant zoals bedoeld in artikel 2:393 BW. Gaat de Algemene Vergadering daartoe niet over, dan is het Bestuur bevoegd.
27.2
De opdracht kan worden ingetrokken door de Algemene Vergadering en door degene die haar heeft verleend. De opdracht kan enkel worden ingetrokken om gegronde redenen; daartoe behoort niet een meningsverschil over methoden van verslaggeving of controlewerkzaamheden.

UITKERINGEN - ALGEMEEN

Artikel 28
28.1
Een uitkering kan slechts worden gedaan voor zover het eigen vermogen van de Vennootschap groter is dan het bedrag van het gestorte en opgevraagde deel van haar kapitaal vermeerderd met de reserves die krachtens de wet moeten worden aangehouden.
28.2
Het Bestuur kan besluiten om een tussentijdse uitkering te doen, indien aan het vereiste van Artikel 28.1 is voldaan blijkens een tussentijdse vermogensopstelling die is opgesteld overeenkomstig artikel 2:105 lid 4 BW.

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28.3
Uitkeringen worden gedaan naar evenredigheid van het totale nominale bedrag van de gewone aandelen.
28.4
De gerechtigden tot een uitkering zijn de betreffende aandeelhouders, vruchtgebruikers en pandhouders, naargelang het geval, op een daartoe door het Bestuur te bepalen datum. Deze datum zal niet eerder zijn dan de datum waarop de uitkering wordt aangekondigd.
28.5
De Algemene Vergadering kan besluiten, met inachtneming van Artikel 25, dat een uitkering, in plaats van in geld, geheel of deels wordt gedaan in de vorm van gewone aandelen in het kapitaal van de Vennootschap of in natura.
28.6
Een uitkering wordt betaalbaar gesteld op een door het Bestuur te bepalen datum en, indien het een uitkering in geld betreft, in een of meer door het Bestuur te bepalen valuta's. Indien het een uitkering in natura betreft, bepaalt het Bestuur welke waarde aan die uitkering wordt toegekend voor de boekhoudkundige verwerking daarvan door de Vennootschap met inachtneming van het toepasselijke recht (waaronder begrepen de van toepassing zijnde boekhoudmethodes).
28.7
Een vordering tot betaling van een uitkering vervalt na verloop van vijf jaren nadat de uitkering betaalbaar werd gesteld.
28.8
Bij de berekening van het bedrag of de verdeling van een uitkering tellen de gewone aandelen die de Vennootschap in haar kapitaal houdt niet mee. Aan de Vennootschap wordt geen uitkering gedaan op door haar gehouden gewone aandelen in haar kapitaal.

UITKERINGEN - RESERVES

Artikel 29
29.1
De Algemene Vergadering is bevoegd om te besluiten tot het doen van een uitkering ten laste van de reserves van de Vennootschap met inachtneming van Artikel 25.
29.2
Het Bestuur kan besluiten om op gewone aandelen te storten bedragen (waaronder begrepen bedragen die het nominaal bedrag van de betreffende gewone aandelen te boven gaan) ten laste te brengen van de reserves van de Vennootschap, ongeacht of die gewone aandelen worden uitgegeven aan bestaande aandeelhouders.

UITKERINGEN - WINST

Artikel 30
30.1
Met inachtneming van Artikel 28.1, wordt de winst die uit de jaarrekening van de Vennootschap over een boekjaar blijkt als volgt en in de onderstaande volgorde aangewend:
a.
het Bestuur bepaalt welk deel van de winst wordt toegevoegd aan de reserves van de Vennootschap; en
b.
met inachtneming van Artikel 25, staat de resterende winst ter beschikking van de Algemene Vergadering voor uitkering op de gewone aandelen.
30.2
Uitkering van winst geschiedt, met inachtneming van Artikel 28.1, na de vaststelling van de jaarrekening waaruit blijkt dat zij geoorloofd is.

ONTBINDING EN VEREFFENING

Artikel 31
31.1
Indien de Vennootschap wordt ontbonden, geschiedt de vereffening door het Bestuur, tenzij de Algemene Vergadering anders bepaalt.

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31.2
Tijdens de vereffening blijven deze statuten zoveel mogelijk van kracht.
31.3
Hetgeen van het vermogen resteert na de betaling van alle schulden van de Vennootschap, wordt uitgekeerd aan de aandeelhouders.
31.4
Nadat de Vennootschap heeft opgehouden te bestaan, worden haar boeken, bescheiden en andere gegevensdragers bewaard gedurende de wettelijk voorgeschreven termijn door degene die daartoe in het besluit van de Algemene Vergadering tot ontbinding van de Vennootschap is aangewezen. Indien de Algemene Vergadering een dergelijke persoon niet heeft aangewezen, zullen de vereffenaars daartoe overgaan.

FEDERAAL FORUMBEDING

Artikel 32

Tenzij anders schriftelijk toegestaan door de Vennootschap, zijn de federale arrondissementsrechtbanken (federal district courts) van de Verenigde Staten van Amerika het enige en exclusieve forum voor een klacht waaronder een rechtsvordering die wordt ingesteld uit hoofde van de Amerikaanse Securities Act of 1933, zoals gewijzigd, voor zover toegestaan onder het toepasselijke recht.

SCHADELOOSSTELLING BIJ GRENSOVERSCHRIJDENDE FUSIE

Artikel 33

33.1 In dit Artikel 33, zijn de volgende definities van toepassing:

Fusie	de grensoverschrijdende fusie tussen de Vennootschap als verdwijnende vennootschap, en atai Life Sciences Luxembourg S.A., als verkrijgende vennootschap, zoals voorzien in het Fusievoorstel.
Fusievoorstel	het gezamenlijke voorstel tot fusie opgesteld door het bestuur van atai Life Sciences Luxembourg S.A. en het bestuur van de Vennootschap en gedateerd achttien september tweeduizend vijfentwintig.
Ingetrokken Aandeel

elk gewoon aandeel in het kapitaal van de Vennootschap (ongeacht of dit gewone aandeel onmiddellijk voorafgaand aan het van kracht worden van de Fusie wordt omgezet in een klasse B aandeel) waarvoor een aandeelhouder zijn of haar uittredingsrecht geldig heeft uitgeoefend overeenkomstig artikel 2:333h leden 1 tot en met 5 BW en in overeenstemming met de voorwaarden uit het Fusievoorstel en het daarin genoemde verzoek tot uittreding.

33.2 In verband met de Fusie zal, indien van toepassing, de schadeloosstelling per Ingetrokken Aandeel, overeenkomstig artikel 2:333h leden 1 tot en met 5 BW gelijk zijn aan het laagste van (i) de volume gewogen gemiddelde koers van één (1) gewoon aandeel in het kapitaal van de Vennootschap op de NASDAQ Stock Market gedurende de laatste vijf (5) handelsdagen voorafgaand aan (en exclusief) de datum waarop de Fusie van kracht wordt, of (ii) de slotkoers van één (1) gewoon aandeel in het kapitaal van de Vennootschap op de NASDAQ Stock Market zoals gerapporteerd op de handelsdag die onmiddellijk

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voorafgaat aan de datum waarop de Fusie van kracht wordt (of, indien er op die handelsdag geen slotkoers is gerapporteerd, de slotkoers van één gewoon aandeel in het kapitaal van de Vennootschap zoals gerapporteerd op de meest recente voorgaande handelsdag).

33.3 In verband met de Fusie zal de ruilverhouding, die moet worden toegepast in de zin van artikelen 2:326 onderdeel a. BW en 2:333h leden 6 en 7 BW, één-op-één (1:1) zijn, overeenkomstig het Fusieplan.

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CONTINUOUS TEXT of the articles of association of Atai Beckley N.V., having its corporate seat in Amsterdam, after partial amendment to the articles of association, by deed executed, before a deputy of Paul Cornelis Simon van der Bijl, civil law notary in Amsterdam, on 5 November 2025.

Trade registry number 80299776.

This is a translation into English of the original Dutch text. An attempt has been made to be as literal as possible without jeopardizing the overall continuity. Inevitably, differences may occur in translation, and if so the Dutch text will by law govern.

______________________________________________________________________________

ARTICLES OF ASSOCIATION

DEFINITIONS AND INTERPRETATION

Article 1
1.1
In these articles of association the following definitions shall apply:

Article	An article of these articles of association.
Board	The Company's board of directors.
Board Rules	The internal rules applicable to the Board, as drawn up by the Board.
CEO	The Company's chief executive officer.
Chairman	The chairman of the Board.
Company	The company to which these articles of association pertain.
DCC	The Dutch Civil Code.
Director	A member of the Board.
Executive Director	An executive Director.
General Meeting	The Company's general meeting.
Group Company	An entity or partnership which is organisationally connected with the Company in an economic unit within the meaning of Section 2:24b DCC.
Indemnified Officer	A current or former Director or such other current or former officer or employee of the Company or its Group Companies as designated by the Board.
Meeting Rights	With respect to the Company, the rights attributed by law to the holders of depository receipts issued for shares with

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a company's cooperation, including the right to attend and address a General Meeting.
Non-Executive Director	A non-executive Director.
Person with Meeting Rights	A shareholder, a usufructuary or pledgee with voting rights or a holder of depository receipts for ordinary shares issued with the Company's cooperation.
Record Date	The date of registration for a General Meeting as provided by law.
Simple Majority	More than half of the votes cast.
Subsidiary	A subsidiary of the Company within the meaning of Section 2:24a DCC.
Vice-Chairman	The vice-chairman of the Board.
1.2
Unless the context requires otherwise, references to "ordinary shares" or "shareholders" are to ordinary shares in the Company's capital or to the holders thereof, respectively.
1.3
References to statutory provisions are to those provisions as they are in force from time to time.
1.4
Terms that are defined in the singular have a corresponding meaning in the plural.
1.5
Words denoting a gender include each other gender.
1.6
Except as otherwise required by law, the terms "written" and "in writing" include the use of electronic means of communication.

NAME AND SEAT

Article 2
2.1
The Company's name is Atai Beckley N.V.
2.2
The Company has its corporate seat in Amsterdam.

OBJECTS

Article 3

The Company's objects are:

a.
to worldwide develop biotech companies by utilizing a decentralized, technology and data-driven platform model to serve millions of people suffering from mental illness;
b.
to acquire and efficiently develop innovative treatments that meet significant unmet medical needs and that lead to paradigm shifts in the field of mental health;
c.
to incorporate, to participate in, to finance, to hold any other interest in and to conduct the management or supervision of other entities, companies, partnerships and businesses;
d.
to acquire, to manage, to invest, to exploit, to encumber and to dispose of assets and liabilities;
e.
to furnish guarantees, to provide security, to warrant performance in any other way and to assume liability, whether jointly and severally or otherwise, in respect of obligations of Group Companies or other parties; and
f.
to do anything which, in the widest sense, is connected with or may be conducive to the

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objects described above.

SHARES - AUTHORISED SHARE CAPITAL AND DEPOSITORY RECEIPTS

Article 4
4.1
The Company's authorised share capital amounts to seventy-five million euro (EUR 75,000,000).
4.2
The authorised share capital is divided into seven hundred and fifty million (750,000,000) ordinary shares, each having a nominal value of ten eurocents (EUR 0.10).
4.3
The Board may resolve that one or more ordinary shares are divided into such number of fractional ordinary shares as may be determined by the Board. Unless specified differently, the provisions of these articles of association concerning ordinary shares and shareholders apply mutatis mutandis to fractional ordinary shares and the holders thereof, respectively.
4.4
The Company may cooperate with the issue of depository receipts for ordinary shares in its capital.

SHARES - FORM AND SHARE REGISTER

Article 5
5.1
All ordinary shares are in registered form. The Company may issue share certificates for ordinary shares in registered form as may be approved by the Board. Each Director is authorised to sign any such share certificate on behalf of the Company.
5.2
Ordinary shares shall be numbered consecutively, starting from 1.
5.3
The Board shall keep a register setting out the names and addresses of all shareholders and all holders of a usufruct or pledge in respect of ordinary shares. The register shall also set out any other particulars that must be included in the register pursuant to applicable law. Part of the register may be kept outside the Netherlands to comply with applicable local law or pursuant to stock exchange rules.
5.4
Shareholders, usufructuaries and pledgees shall provide the Board with the necessary particulars in a timely fashion. Any consequences of not, or incorrectly, notifying such particulars shall be borne by the party concerned.
5.5
All notifications may be sent to shareholders, usufructuaries and pledgees at their respective addresses as set out in the register.

SHARES - ISSUE

Article 6
6.1
The Company can only issue ordinary shares pursuant to a resolution of the General Meeting or of another body authorised by the General Meeting for this purpose for a specified period not exceeding five years. When granting such authorisation, the number of ordinary shares that may be issued must be specified. The authorisation may be extended, in each case for a period not exceeding five years. Unless stipulated differently when granting the authorisation, the authorisation cannot be revoked. For as long as and to the extent that another body has been authorised to resolve to issue ordinary shares, the General Meeting shall not have this authority.
6.2
Article 6.1 applies mutatis mutandis to the granting of rights to subscribe for ordinary shares, but does not apply in respect of issuing ordinary shares to a party exercising a previously acquired right to subscribe for ordinary shares.

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6.3
The Company may not subscribe for ordinary shares in its own capital.

SHARES - PRE-EMPTION RIGHTS

Article 7
7.1
Upon an issue of ordinary shares, each shareholder shall have a pre-emption right in proportion to the aggregate nominal value of his ordinary shares.
7.2
In deviation of Article 7.1, shareholders do not have pre-emption rights in respect of:
a.
ordinary shares issued against non-cash contribution; or
b.
ordinary shares issued to employees of the Company or of a Group Company.
7.3
The Company shall announce an issue with pre-emption rights and the period during which those rights can be exercised in the State Gazette and in a daily newspaper with national distribution, unless the announcement is sent in writing to all shareholders at the addresses submitted by them.
7.4
Pre-emption rights may be exercised for a period of at least two weeks after the date of announcement in the State Gazette or after the announcement was sent to the shareholders.
7.5
Pre-emption rights may be limited or excluded by a resolution of the General Meeting or of the body authorised as referred to in Article 6.1, if that body was authorised by the General Meeting for this purpose for a specified period not exceeding five years. The authorisation may be extended, in each case for a period not exceeding five years. Unless stipulated differently when granting the authorisation, the authorisation cannot be revoked. For as long as and to the extent that another body has been authorised to resolve to limit or exclude pre-emption rights, the General Meeting shall not have this authority.
7.6
A resolution of the General Meeting to limit or exclude pre-emption rights, or to grant an authorisation as referred to in Article 7.5, shall require a majority of at least two thirds of the votes cast if less than half of the issued share capital is represented at the General Meeting.
7.7
The preceding provisions of this Article 7 apply mutatis mutandis to the granting of rights to subscribe for ordinary shares, but do not apply in respect of issuing ordinary shares to a party exercising a previously acquired right to subscribe for ordinary shares.

SHARES - PAYMENT

Article 8
8.1
Without prejudice to Section 2:80(2) DCC, the nominal value of an ordinary share and, if the ordinary share is subscribed for at a higher price, the difference between these amounts must be paid up upon subscription for that ordinary share.
8.2
Ordinary shares must be paid up in cash, except to the extent that payment by means of a contribution in another form has been agreed.
8.3
Payment in a currency other than the euro can only be made with the Company's consent. Where such a payment is made, the payment obligation is satisfied for the amount in euro for which the paid amount can be freely exchanged. Without prejudice to the last sentence of Section 2:80a(3) DCC, the date of the payment determines the exchange rate.

SHARES - FINANCIAL ASSISTANCE

Article 9
9.1
The Company may not provide security, give a price guarantee, warrant performance in any

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other way or commit itself jointly and severally or otherwise with or for others with a view to the subscription for or acquisition of ordinary shares or depository receipts for ordinary shares in its capital by others. This prohibition applies equally to Subsidiaries.
9.2
The Company and its Subsidiaries may not provide loans with a view to the subscription for or acquisition of ordinary shares or depository receipts for ordinary shares in the Company's capital by others, unless the Board resolves to do so and Section 2:98c DCC is observed.
9.3
The preceding provisions of this Article 9 do not apply if ordinary shares or depository receipts for ordinary shares are subscribed for or acquired by or for employees of the Company or of a Group Company.

SHARES - ACQUISITION OF OWN SHARES

Article 10
10.1
The acquisition by the Company of ordinary shares in its own capital which have not been fully paid up shall be null and void.
10.2
The Company may only acquire fully paid up ordinary shares in its own capital for no consideration or if and to the extent that the General Meeting has authorised the Board for this purpose and all other relevant statutory requirements of Section 2:98 DCC are observed.
10.3
An authorisation as referred to in Article 10.2 remains valid for no longer than eighteen months. When granting such authorisation, the General Meeting shall determine the number of ordinary shares that may be acquired, how they may be acquired and within which range the acquisition price must be. An authorisation shall not be required for the Company to acquire ordinary shares in its own capital in order to transfer them to employees of the Company or of a Group Company pursuant to an arrangement applicable to them, provided that these ordinary shares are included on the price list of a stock exchange.
10.4
The balance sheet referred to in Section 2:98(3) DCC shall either be the balance sheet included in the Company's most recently adopted annual accounts or, if applicable, a balance sheet with a more recent balance sheet date adopted by the Board or by the General Meeting at the proposal of the Board.
10.5
Without prejudice to Articles 10.1 through 10.4, the Company may acquire ordinary shares in its own capital for cash consideration or for consideration satisfied in the form of assets. In the case of a consideration being satisfied in the form of assets, the value thereof, as determined by the Board, must be within the range stipulated by the General Meeting as referred to in Article 10.3.
10.6
The previous provisions of this Article 10 do not apply to ordinary shares acquired by the Company under universal title of succession.
10.7
In this Article 10, references to ordinary shares include depository receipts for ordinary shares.

SHARES - REDUCTION OF ISSUED SHARE CAPITAL

Article 11
11.1
The General Meeting can resolve to reduce the Company's issued share capital by cancelling ordinary shares or by reducing the nominal value of ordinary shares by virtue of an amendment to these articles of association. The resolution must designate the ordinary

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shares to which the resolution relates and it must provide for the implementation of the resolution.
11.2
A resolution to cancel ordinary shares may only relate to ordinary shares held by the Company itself or in respect of which the Company holds the depository receipts.
11.3
A resolution of the General Meeting to reduce the Company's issued share capital shall require a majority of at least two thirds of the votes cast if less than half of the issued share capital is represented at the General Meeting.

SHARES - ISSUE AND TRANSFER REQUIREMENTS

Article 12
12.1
Except as otherwise provided or allowed by Dutch law, the issue or transfer of an ordinary share shall require a deed to that effect and, in the case of a transfer and unless the Company itself is a party to the transaction, acknowledgement of the transfer by the Company.
12.2
The acknowledgement shall be set out in the deed or shall be made in such other manner as prescribed by law.
12.3
For as long as any ordinary shares are admitted to trading on the New York Stock Exchange, the NASDAQ Stock Market or on any other regulated stock exchange located in the United States of America, the laws of the State of New York shall apply to the property law aspects of the ordinary shares reflected in the register administered by the relevant transfer agent, without prejudice to the applicable provisions of Chapters 4 and 5 of Title 10 of Book 10 DCC.

SHARES - USUFRUCT AND PLEDGE

Article 13
13.1
Ordinary shares can be encumbered with a usufruct or pledge.
13.2
The voting rights attached to an ordinary share which is subject to a usufruct or pledge vest in the shareholder concerned.
13.3
In deviation of Article 13.2, the holder of a usufruct or pledge on ordinary shares shall have the voting rights attached thereto if this was provided when the usufruct or pledge was created.
13.4
Usufructuaries and pledgees without voting rights shall not have Meeting Rights.

BOARD - COMPOSITION

Article 14
14.1
The Company has a Board consisting of:
a.
one or more Executive Directors, being primarily charged with the Company's day-to-day operations; and
b.
one or more Non-Executive Directors, being primarily charged with the supervision of the performance of the duties of the Directors.

The Board shall be composed of individuals.

14.2
The Board shall determine the number of Executive Directors and the number of Non-Executive Directors.
14.3
The Board shall elect an Executive Director to be the CEO. The Board may dismiss the CEO, provided that the CEO so dismissed shall subsequently continue his term of office as an Executive Director without having the title of CEO.

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14.4
The Board shall elect a Non-Executive Director to be the Chairman and may elect another Non-Executive Director to be the Vice-Chairman. The Board may dismiss the Chairman or Vice-Chairman, provided that the Chairman or Vice-Chairman so dismissed shall subsequently continue his term of office as a Non-Executive Director without having the title of Chairman or Vice-Chairman, respectively.
14.5
If a Director is absent or unable to act, he may be replaced temporarily by a person whom the Board has designated for that purpose and, until then, the other Director(s) shall be charged with the management of the Company. If all Directors are absent or unable to act, the management of the Company shall be attributed to the person who most recently ceased to hold office as the Chairman. If such former Chairman is unwilling or unable to accept that position, the management of the Company shall be attributed to the person who most recently ceased to hold office as the CEO. If such former CEO is also unwilling or unable to accept that position, the management of the Company shall be attributed to one or more persons whom the General Meeting has designated for that purpose. The person(s) charged with the management of the Company in this manner, may designate one or more persons to be charged with the management of the Company instead of, or together with, such person(s).
14.6
A Director shall be considered to be absent or unable to act, as applicable, within the meaning of Article 14.5:
a.
during the existence of a vacancy on the Board, including as a result of:
i.
his death;
ii.
his dismissal by the General Meeting, other than at the proposal of the Board; or
iii.
his voluntary resignation before his term of office has expired;
iv.
not being reappointed by the General Meeting, notwithstanding a (binding) nomination to that effect by the Board,

provided that the Board may always decide to decrease the number of Directors such that a vacancy no longer exists; or

b.
during his suspension; or
c.
in a period during which the Company has not been able to contact him (including as a result of illness), provided that such period lasted longer than five consecutive days (or such other period as determined by the Board on the basis of the facts and circumstances at hand).

BOARD - APPOINTMENT, SUSPENSION AND DISMISSAL

Article 15
15.1
The General Meeting shall appoint the Directors and may at any time suspend or dismiss any Director. In addition, the Board may at any time suspend an Executive Director.
15.2
The General Meeting can only appoint Directors upon a nomination by the Board. The General Meeting may at any time resolve to render such nomination to be non-binding by a majority of at least two thirds of the votes cast representing more than half of the issued share capital. If a nomination is rendered non-binding, a new nomination shall be made by the Board. If the nomination comprises one candidate for a vacancy, a resolution concerning

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the nomination shall result in the appointment of the candidate, unless the nomination is rendered non-binding. A second meeting as referred to in Section 2:120(3) DCC cannot be convened.
15.3
Upon the appointment of a person as a Director, the General Meeting shall determine whether that person is appointed as Executive Director or as Non-Executive Director.
15.4
At a General Meeting, a resolution to appoint a Director can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that General Meeting or the explanatory notes thereto.
15.5
A resolution of the General Meeting to suspend or dismiss a Director shall require a majority of at least two thirds of the votes cast representing more than half of the issued share capital, unless the resolution is passed at the proposal of the Board. A second meeting as referred to in Section 2:120(3) DCC cannot be convened.
15.6
If a Director is suspended and the General Meeting does not resolve to dismiss him within three months from the date of such suspension, the suspension shall lapse.

BOARD - DUTIES AND ORGANISATION

Article 16
16.1
The Board is charged with the management of the Company, subject to the restrictions contained in these articles of association. This includes in any event setting the Company's policy and strategy. In performing their duties, Directors shall be guided by the interests of the Company and of the business connected with it.
16.2
The Board shall draw up Board Rules concerning its organisation, decision-making and other internal matters, with due observance of these articles of association. In performing their duties, the Directors shall act in compliance with the Board Rules.
16.3
The Directors may allocate their duties amongst themselves in or pursuant to the Board Rules or otherwise pursuant to resolutions adopted by the Board, provided that:
a.
the Executive Directors shall be charged with the Company's day-to-day operations;
b.
the task of supervising the performance of the duties of the Directors cannot be taken away from the Non-Executive Directors;
c.
the Chairman must be a Non-Executive Director; and
d.
the making of proposals for the appointment of a Director and the determination of the compensation of the Executive Directors cannot be allocated to an Executive Director.
16.4
The Board may determine in writing, in or pursuant to the Board Rules or otherwise pursuant to resolutions adopted by the Board, that one or more Directors can validly pass resolutions in respect of matters which fall under his/their duties.
16.5
The Board shall establish the committees which the Company is required to have and otherwise such committees as are deemed to be appropriate by the Board. The Board shall draw up (and/or include in the Board Rules) rules concerning the organisation, decision-making and other internal matters of its committees.
16.6
The Board may perform the legal acts referred to in Section 2:94(1) DCC without the prior approval of the General Meeting.

BOARD - DECISION-MAKING

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Article 17
17.1
Without prejudice to Article 17.5, each Director may cast one vote in the decision-making of the Board.
17.2
A Director can be represented by another Director holding a written proxy for the purpose of the deliberations and the decision-making of the Board.
17.3
Resolutions of the Board shall be passed, irrespective of whether this occurs at a meeting or otherwise, by Simple Majority unless the Board Rules provide differently.
17.4
Invalid votes, blank votes and abstentions shall not be counted as votes cast. Directors who casted an invalid or blank vote or who abstained from voting shall be taken into account when determining the number of Directors who are present or represented at a meeting of the Board.
17.5
Where there is a tie in any vote of the Board, the Chairman shall have a casting vote, provided that there are at least three Directors in office. Otherwise, the relevant resolution shall not have been passed.
17.6
The Executive Directors shall not participate in the decision-making concerning:
a.
the determination of the compensation of Executive Directors; and
b.
the instruction of an auditor to audit the annual accounts if the General Meeting has not granted such instruction.
17.7
A Director shall not participate in the deliberations and decision-making of the Board on a matter in relation to which he has a direct or indirect personal interest which conflicts with the interests of the Company and of the business connected with it. If, as a result thereof, no resolution can be passed by the Board, the resolution may nevertheless be passed by the Board as if none of the Directors has a conflict of interests as described in the previous sentence.
17.8
Meetings of the Board can be held through audio-communication facilities, unless a Director objects thereto.
17.9
Resolutions of the Board may, instead of at a meeting, be passed in writing, provided that all Directors are familiar with the resolution to be passed and none of them objects to this decision-making process. Articles 17.1 through 17.7 apply mutatis mutandis.
17.10
The approval of the General Meeting is required for resolutions of the Board concerning a material change to the identity or the character of the Company or the business, including in any event:
a.
transferring the business or materially all of the business to a third party;
b.
entering into or terminating a long-lasting alliance of the Company or of a Subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or general partnership, if this alliance or termination is of significant importance for the Company; and
c.
acquiring or disposing of an interest in the capital of a company by the Company or by a Subsidiary with a value of at least one third of the value of the assets, according to the balance sheet with explanatory notes or, if the Company prepares a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in the Company's most recently adopted annual accounts.

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17.11
The absence of the approval of the General Meeting of a resolution as referred to in Article 17.10 shall result in the relevant resolution being null and void pursuant to Section 2:14(1) DCC but shall not affect the powers of representation of the Board or of the Directors.

BOARD - COMPENSATION

Article 18
18.1
The General Meeting shall determine the Company's policy concerning the compensation of the Board with due observance of the relevant statutory requirements.
18.2
The compensation of Directors shall be determined by the Board with due observance of the policy referred to in Article 18.1.
18.3
The Board shall submit proposals concerning compensation arrangements for the Board in the form of ordinary shares or rights to subscribe for ordinary shares to the General Meeting for approval. This proposal must at least include the number of ordinary shares or rights to subscribe for ordinary shares that may be awarded to the Board and which criteria apply for such awards or changes thereto. The absence of the approval of the General Meeting shall not affect the powers of representation.

BOARD - REPRESENTATION

Article 19
19.1
The Board is entitled to represent the Company.
19.2
The power to represent the Company also vests in the CEO individually, as well as in any other two Executive Directors acting jointly.
19.3
The Company may also be represented by the holder of a power of attorney to that effect. If the Company grants a power of attorney to an individual, the Board may grant an appropriate title to such person.

INDEMNITY

Article 20
20.1
The Company shall indemnify and hold harmless each of its Indemnified Officers against:
a.
any financial losses or damages incurred by such Indemnified Officer; and
b.
any expense reasonably paid or incurred by such Indemnified Officer in connection with any threatened, pending or completed suit, claim, action or legal proceedings of a civil, criminal, administrative or other nature, formal or informal, in which he becomes involved, to the extent this relates to his current or former position with the Company and/or a Group Company and in each case to the extent permitted by applicable law.

20.2
No indemnification shall be given to an Indemnified Officer:
a.
if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such Indemnified Officer that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described in Article 20.1 are of an unlawful nature (including acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/or serious culpability attributable to such Indemnified Officer);
b.
to the extent that his financial losses, damages and expenses are covered under

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insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so);
c.
in relation to proceedings brought by such Indemnified Officer against the Company, except for proceedings brought to enforce indemnification to which he is entitled pursuant to these articles of association, pursuant to an agreement between such Indemnified Officer and the Company which has been approved by the Board or pursuant to insurance taken out by the Company for the benefit of such Indemnified Officer; or
d.
for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without the Company's prior consent.
20.3
The Board may stipulate additional terms, conditions and restrictions in relation to the indemnification referred to in Article 20.1.

GENERAL MEETING - CONVENING AND HOLDING MEETINGS

Article 21
21.1
Annually, at least one General Meeting shall be held. This annual General Meeting shall be held within six months after the end of the Company's financial year.
21.2
A General Meeting shall also be held:
a.
within three months after the Board has considered it to be likely that the Company's equity has decreased to an amount equal to or lower than half of its paid up and called up capital, in order to discuss the measures to be taken if so required; and
b.
whenever the Board so decides.
21.3
Subject to Article 21.4, General Meetings must be held in the place where the Company has its corporate seat or in Arnhem, Assen, The Hague, Haarlem, 's-Hertogenbosch, Groningen, Leeuwarden, Lelystad, Maastricht, Middelburg, Rotterdam, Schiphol (Haarlemmermeer), Utrecht or Zwolle.
21.4
If and when allowed pursuant to applicable law, the Board may also decide whether (and if so, under what conditions, subject to the conditions required under applicable law) the General Meeting shall also or exclusively be accessible through the use of electronic means. In that case, references in these articles of association to attendance of a General Meeting shall include attendance by electronic means and Article 23.2, with the exception of the first sentence of Article 23.2, shall apply mutatis mutandis in respect of attendance by electronic means.
21.5
If the Board has failed to ensure that a General Meeting as referred to in Articles 21.1 or 21.2 paragraph a. is held, each Person with Meeting Rights may be authorised by the court in preliminary relief proceedings to do so.
21.6
One or more Persons with Meeting Rights who collectively represent at least the part of the Company's issued share capital prescribed by law for this purpose may request the Board in writing to convene a General Meeting, setting out in detail the matters to be discussed. If the Board has not taken the steps necessary to ensure that the General Meeting could be held within the relevant statutory period after the request, the requesting Person(s) with Meeting Rights may be authorised, at his/their request, by the court in preliminary relief

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proceedings to convene a General Meeting.
21.7
Any matter of which the discussion has been requested in writing by one or more Persons with Meeting Rights who, individually or collectively, represent at least the part of the Company's issued share capital prescribed by law for this purpose shall be included in the convening notice or announced in the same manner, if the Company has received the substantiated request or a proposal for a resolution no later than on the sixtieth day prior to that of the General Meeting.
21.8
Persons with Meeting Rights who wish to exercise their rights as described in Articles 21.6 and 21.7 must first consult the Board. In that respect, the Board shall have, and Persons with Meeting Rights must observe, the right to invoke any cooling-off period and response period provided under applicable law and/or the Dutch Corporate Governance Code.
21.9
A General Meeting must be convened with due observance of the relevant statutory minimum convening period.
21.10
All Persons with Meeting Rights must be convened for the General Meeting in accordance with applicable law. The shareholders may be convened for the General Meeting by means of convening letters sent to the addresses of those shareholders in accordance with Article 5.5. The previous sentence does not prejudice the possibility of sending a convening notice by electronic means in accordance with Section 2:113(4) DCC.

GENERAL MEETING - PROCEDURAL RULES

Article 22
22.1
The General Meeting shall be chaired by one of the following individuals, taking into account the following order of priority:
a.
by the Chairman, if there is a Chairman and he is present at the General Meeting;
b.
by the Vice-Chairman, if there is a Vice-Chairman and he is present at the General Meeting;
c.
by another Non-Executive Director who is chosen by the Non-Executive Directors present at the General Meeting from their midst;
d.
by the CEO, if there is a CEO and he is present at the General Meeting; or
e.
by another person appointed by the General Meeting.

The person who should chair the General Meeting pursuant to paragraphs a. through d. may appoint another person to chair the General Meeting instead of him.

22.2
The chairman of the General Meeting shall appoint another person present at the General Meeting to act as secretary and to minute the proceedings at the General Meeting. The minutes of a General Meeting shall be adopted by the chairman of that General Meeting or by the Board. Where an official report of the proceedings is drawn up by a civil law notary, no minutes need to be prepared. Every Director may instruct a civil law notary to draw up such an official report at the Company's expense.
22.3
The chairman of the General Meeting shall decide on the admittance to the General Meeting of persons other than:
a.
the persons who have Meeting Rights at that General Meeting, or their proxyholders; and
b.
those who have a statutory right to attend that General Meeting on other grounds.

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22.4
The holder of a written proxy from a Person with Meeting Rights who is entitled to attend a General Meeting shall only be admitted to that General Meeting if the proxy is determined to be acceptable by the chairman of that General Meeting.
22.5
The Company may direct that any person, before being admitted to a General Meeting, identify himself by means of a valid passport or driver's license and/or should be submitted to such security arrangements as the Company may consider to be appropriate under the given circumstances. Persons who do not comply with these requirements may be refused entry to the General Meeting.
22.6
The chairman of the General Meeting has the right to eject any person from the General Meeting if he considers that person to disrupt the orderly proceedings at the General Meeting.
22.7
The General Meeting may be conducted in a language other than the Dutch language, if so determined by the chairman of the General Meeting.
22.8
The chairman of the General Meeting may limit the amount of time that persons present at the General Meeting are allowed to take in addressing the General Meeting and the number of questions they are allowed to raise, with a view to safeguarding the orderly proceedings at the General Meeting. The chairman of the General Meeting may also adjourn the meeting if he considers that this shall safeguard the orderly proceedings at the General Meeting.

GENERAL MEETING - EXERCISE OF MEETING AND VOTING RIGHTS

Article 23
23.1
Each Person with Meeting Rights has the right to attend, address and, if applicable, vote at General Meetings, whether in person or represented by the holder of a written proxy. Holders of fractional ordinary shares together constituting the nominal value of an ordinary share shall exercise these rights collectively, whether through one of them or through the holder of a written proxy.
23.2
The Board may decide that each Person with Meeting Rights is entitled, whether in person or represented by the holder of a written proxy, to participate in, address and, if applicable, vote at the General Meeting by electronic means of communication. For the purpose of applying the preceding sentence it must be possible, by electronic means of communication, for the Person with Meeting Rights to be identified, to observe in real time the proceedings at the General Meeting and, if applicable, to vote. The Board may impose conditions on the use of the electronic means of communication, provided that these conditions are reasonable and necessary for the identification of the Person with Meeting Rights and the reliability and security of the communication. Such conditions must be announced in the convening notice.
23.3
The Board can also decide that votes cast through electronic means of communication or by means of a letter prior to the General Meeting are considered to be votes that are cast during the General Meeting. These votes shall not be cast prior to the Record Date.
23.4
For the purpose of Articles 23.1 through 23.3, those who have voting rights and/or Meeting Rights on the Record Date and are recorded as such in a register designated by the Board shall be considered to have those rights, irrespective of whoever is entitled to the ordinary shares or depository receipts at the time of the General Meeting. Unless Dutch law requires

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otherwise, the Board is free to determine, when convening a General Meeting, whether the previous sentence applies.
23.5
Each Person with Meeting Rights must notify the Company in writing of his identity and his intention to attend the General Meeting. This notice must be received by the Company ultimately on the seventh day prior to the General Meeting, unless indicated otherwise when such General Meeting is convened. Persons with Meeting Rights that have not complied with this requirement may be refused entry to the General Meeting.

GENERAL MEETING - DECISION-MAKING

Article 24
24.1
Each ordinary share shall give the right to cast one vote at the General Meeting. Fractional ordinary shares, if any, collectively constituting the nominal value of an ordinary share shall be considered to be equivalent to such ordinary share.
24.2
No vote can be cast at a General Meeting in respect of an ordinary share belonging to the Company or a Subsidiary or in respect of an ordinary share for which any of them holds the depository receipts. Usufructuaries and pledgees of ordinary shares belonging to the Company or its Subsidiaries are not, however, precluded from exercising their voting rights if the usufruct or pledge was created before the relevant ordinary share belonged to the Company or a Subsidiary. Neither the Company nor a Subsidiary can vote ordinary shares in respect of which it holds a usufruct or a pledge.
24.3
Unless a greater majority is required by law or by these articles of association, all resolutions of the General Meeting shall be passed by Simple Majority. If applicable law requires a greater majority for resolutions of the General Meeting and allows the articles of association to provide for a lower majority, those resolutions shall be passed with the lowest possible majority, except if these articles of association explicitly provide otherwise.
24.4
Subject to any provision of mandatory Dutch law and any higher quorum requirement stipulated by these articles of association, if the Company is subject to a requirement under applicable securities laws or listing rules that the General Meeting can only pass certain resolutions if a certain part of the Company's issued share capital is represented at such General Meeting, then such resolutions shall be subject to such quorum as specified by such securities laws or listing rules and a second meeting as referred to in Section 2:120(3) DCC cannot be convened.
24.5
Invalid votes, blank votes and abstentions shall not be counted as votes cast. Ordinary shares in respect of which an invalid or blank vote has been cast and ordinary shares in respect of which an abstention has been made shall be taken into account when determining the part of the issued share capital that is represented at a General Meeting.
24.6
Where there is a tie in any vote of the General Meeting, the relevant resolution shall not have been passed.
24.7
The chairman of the General Meeting shall decide on the method of voting and the voting procedure at the General Meeting.
24.8
The determination during the General Meeting made by the chairman of that General Meeting with regard to the results of a vote shall be decisive. If the accuracy of the chairman's determination is contested immediately after it has been made, a new vote shall

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take place if the majority of the General Meeting so requires or, where the original vote did not take place by response to a roll call or in writing, if any party with voting rights who is present so requires. The legal consequences of the original vote shall lapse as a result of the new vote.
24.9
The Board shall keep a record of the resolutions passed. The record shall be available at the Company's office for inspection by Persons with Meeting Rights. Each of them shall, upon request, be provided with a copy of or extract from the record, at no more than the cost price.
24.10
Shareholders may pass resolutions outside a meeting, unless the Company has cooperated with the issuance of depository receipts for ordinary shares in its capital. Such resolutions can only be passed by a unanimous vote of all shareholders with voting rights. The votes shall be cast in writing and may be cast through electronic means.
24.11
The Directors shall, in that capacity, have an advisory vote at the General Meetings.

GENERAL MEETING - SPECIAL RESOLUTIONS

Article 25
25.1
The following resolutions can only be passed by the General Meeting at the proposal of the Board:
a.
the issue of ordinary shares or the granting of rights to subscribe for ordinary shares;
b.
the limitation or exclusion of pre-emption rights;
c.
the designation or granting of an authorisation as referred to in Articles 6.1, 7.5 and 10.2, respectively;
d.
the disapplication or revocation of a designation or authorisation as referred to in Articles 6.1, 7.5 and 10.2, respectively;
e.
the reduction of the Company's issued share capital;
f.
the making of a distribution from the Company's profits or reserves;
g.
the making of a distribution in the form of ordinary shares in the Company's capital or in the form of assets, instead of in cash;
h.
the adoption or amendment of the Company's compensation policy referred to in Article 18.1;
i.
the amendment of these articles of association;
j.
the entering into of a merger or demerger;
k.
the instruction of the Board to apply for the Company's bankruptcy; and
l.
the Company's dissolution.
25.2
A matter which has been included in the convening notice or announced in the same manner by or at the request of one or more Persons with Meeting Rights pursuant to Articles 21.6 and/or 21.7 shall not be considered to have been proposed by the Board for purposes of Article 25.1, unless the Board has expressly indicated that it supports the discussion of such matter in the agenda of the General Meeting concerned or in the explanatory notes thereto.

REPORTING - FINANCIAL YEAR, ANNUAL ACCOUNTS AND MANAGEMENT REPORT

Article 26
26.1
The Company's financial year shall coincide with the calendar year.

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26.2
Annually, within the relevant statutory period, the Board shall prepare the annual accounts and the management report and deposit them at the Company's office for inspection by the shareholders.
26.3
The annual accounts shall be signed by the Directors. If any of their signatures is missing, this shall be mentioned, stating the reasons.
26.4
The Company shall ensure that the annual accounts, the management report and the particulars to be added pursuant to Section 2:392(1) DCC shall be available at its offices as from the convening of the General Meeting at which they are to be discussed. The Persons with Meeting Rights are entitled to inspect such documents at that location and to obtain a copy at no cost.
26.5
The annual accounts shall be adopted by the General Meeting.

REPORTING - AUDIT

Article 27
27.1
The General Meeting shall instruct an external auditor as referred to in Section 2:393 DCC to audit the annual accounts. Where the General Meeting fails to do so, the Board shall be authorised to do so.
27.2
The instruction may be revoked by the General Meeting and by the body that has granted the instruction. The instruction can only be revoked for well-founded reasons; a difference of opinion regarding the reporting or auditing methods shall not constitute such a reason.

DISTRIBUTIONS - GENERAL

Article 28
28.1
A distribution can only be made to the extent that the Company's equity exceeds the amount of the paid up and called up part of its capital plus the reserves which must be maintained by law.
28.2
The Board may resolve to make interim distributions, provided that it appears from interim accounts to be prepared in accordance with Section 2:105(4) DCC that the requirement referred to in Article 28.1 has been met .
28.3
Distributions shall be made in proportion to the aggregate nominal value of the ordinary shares.
28.4
The parties entitled to a distribution shall be the relevant shareholders, usufructuaries and pledgees, as the case may be, at a date to be determined by the Board for that purpose. This date shall not be earlier than the date on which the distribution was announced.
28.5
The General Meeting may resolve, subject to Article 25, that all or part of a distribution, instead of being made in cash, shall be made in the form of ordinary shares in the Company's capital or in the form of the Company's assets.
28.6
A distribution shall be payable on such date and, if it concerns a distribution in cash, in such currency or currencies as determined by the Board. If it concerns a distribution in the form of the Company's assets, the Board shall determine the value attributed to such distribution for purposes of recording the distribution in the Company's accounts with due observance of applicable law (including the applicable accounting principles).
28.7
A claim for payment of a distribution shall lapse after five years have expired after the distribution became payable.

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28.8
For the purpose of calculating the amount or allocation of any distribution, ordinary shares held by the Company in its own capital shall not be taken into account. No distribution shall be made to the Company in respect of ordinary shares held by it in its own capital.

DISTRIBUTIONS - RESERVES

Article 29
29.1
Subject to Article 25, the General Meeting is authorised to resolve to make a distribution from the Company's reserves.
29.2
The Board may resolve to charge amounts to be paid up on ordinary shares (including amounts in excess of the nominal value of the ordinary shares concerned) against the Company's reserves, irrespective of whether those ordinary shares are issued to existing shareholders.

DISTRIBUTIONS - PROFITS

Article 30
30.1
Subject to Article 28.1, the profits shown in the Company's annual accounts in respect of a financial year shall be appropriated as follows, and in the following order of priority:
a.
the Board shall determine which part of the profits shall be added to the Company's reserves; and
b.
subject to Article 25, the remaining profits shall be at the disposal of the General Meeting for distribution on the ordinary shares.
30.2
Subject to Article 28.1, a distribution of profits shall be made after the adoption of the annual accounts that show that such distribution is allowed.

DISSOLUTION AND LIQUIDATION

Article 31
31.1
In the event of the Company being dissolved, the liquidation shall be effected by the Board, unless the General Meeting decides otherwise.
31.2
To the extent possible, these articles of association shall remain in effect during the liquidation.
31.3
Any assets remaining after payment of all of the Company's debts shall be distributed to the shareholders.
31.4
After the Company has ceased to exist, its books, records and other information carriers shall be kept for the period prescribed by law by the person designated for that purpose in the resolution of the General Meeting to dissolve the Company. Where the General Meeting has not designated such a person, the liquidators shall do so.

FEDERAL FORUM PROVISION

Article 32

Except as otherwise consented into writing by the Company, the sole and exclusive forum of any complaint asserting a cause of action arising under the United States Securities Act of 1933, as amended, to the fullest extent permitted by applicable law, shall be the federal district courts of the United States of America.

WITHDRAWAL RIGHT IN A CROSS-BORDER MERGER

33.1 In this Article 33, the following definitions shall apply:

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Merger	the cross-border merger between the Company, as disappearing company, and atai Life Sciences Luxembourg S.A., as surviving company, as contemplated by the Merger Plan.
Merger Plan	the joint merger plan as drawn up by the board of directors of atai Life Sciences Luxembourg S.A. and by the Board and dated the eighteenth day of September two thousand and twenty-five.
Withdrawn Share

any ordinary share in the Company’s capital (irrespective of whether such ordinary share is converted into a class B share immediately prior to the effective time of the Merger) for which a shareholder has validly exercised his, her or its withdrawal rights pursuant to article 2:333h(1-5) DCC and in accordance with the terms and conditions of the Merger Plan and the withdrawal request referred to therein.

33.2 In connection with the Merger, the cash compensation per Withdrawn Share, if any, in accordance with article 2:333h(1-5) DCC shall be equal to the lower of (i) the volume weighted average price of one (1) ordinary share in the capital of the Company on the NASDAQ Stock Market in the last five (5) trading days prior to (and excluding) the date on which the Merger becomes effective or (ii) the closing price of one (1) ordinary share in the capital of the Company on the NASDAQ Stock Market as reported on the trading day immediately preceding the date on which the Merger becomes effective (or, if no such closing price is reported on such trading day, the closing price of one ordinary share in the capital of the Company reported on the most recent prior trading day).

33.3 In connection with the Merger, the exchange ratio within the meaning of articles 2:326(a) DCC and 2:333h(6-7) DCC to be applied shall be one-to-one (1:1) in accordance with the Merger Plan.

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